UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2014

BRISSET BEER INTERNATIONAL, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-54452 (Commission File Number)	80-0778461 (I.R.S. Employer Identification No.)

370 Guy, Suite G9, Montreal, Quebec H3J 1S6
 (Address of Principal Executive Offices, Zip Code)

514-906-6851
 (Registrant's telephone number, including area code)

Buckeye Oil & Gas, Inc.
8275 S. Eastern Avenue, Suite 200
Las Vegas, Nevada 89123
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|   | Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|   | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|  |  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|  |  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets
Item 3.03 – Material Modification to Rights of Security Holders

On July 24, 2014, Buckeye Oil & Gas, Inc., a Florida corporation (“Buckeye”), consummated the merger with its wholly-owned subsidiary Brisset Beer International, Inc., a Nevada corporation (“Brisset Beer”). The merger was fully described in the Information Statement mailed to its shareholders and filed by Buckeye with the Securities and Exchange Commission on June 24, 2014 on a Schedule 14C. As a result of the merger, the name of the issuer was changed from Buckeye Oil & Gas, Inc. to Brisset Beer International, Inc. and the state of incorporation of the issuer was changed from Florida to Nevada. As a result of the merger, each outstanding share of common stock held by stockholders of Buckeye was automatically converted into one share of common stock of Brisset Beer.

FINRA approved the change of the issuer’s stock symbol from BOIG to BBII effective as of July 24, 2014.

The information disclosed in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Section 5 – Corporate Governance and Management
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the consummation of the merger, as of June 24, 2014, the Articles of Incorporation and Bylaws of Brisset Beer, the surviving corporation in the merger, became the Articles of Incorporation and Bylaws. so as to read in their entirety as set forth in Exhibits 3.1 and 3.2 hereto, respectively, which are incorporated by reference herein.

The information disclosed in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Section 9 –Financial Statements and Exhibits
Item 9.01   Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger (incorporated by reference to Appendix A to the Company’s Information Statement on Schedule 14C filed with the SEC on June 24, 2014)

3.1	Articles of Incorporation (incorporated by reference to Appendix C to the Company’s Information Statement on Schedule 14C filed with the SEC on June 24, 2014)

3.2	Bylaws (incorporated by reference to Appendix D to the Company’s Information Statement on Schedule 14C filed with the SEC on June 24, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISSET BEER INTERNATIONAL, INC.

By: /s/ Stephane Pilon
Name:  Stephane Pilon
Title: President

Date:  July 30, 2014